Exhibit (10)(u)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1996
                           by Parker-Hannifin Corporation



               Parker-Hannifin Corporation Deferred Compensation Plan
                   for Directors, as amended as of August 15, 1996


              *Numbered in accordance with Item 601 of Regulation S-K.
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                          DEFERRED COMPENSATION PLAN
                 FOR DIRECTORS OF PARKER-HANNIFIN CORPORATION



      Parker-Hannifin Corporation has established the Deferred Compensation Plan for Directors of Parker-Hannifin Corporation to provide Directors with the opportunity to defer payment of their directors' fees in accordance with the provisions of this Plan.


                                   ARTICLE I
                                 DEFINITIONS


      For the purposes hereof, the following words and phrases shall have the meaning indicated.

      1. "Account" shall mean the aggregate of a Participant's Deferral Account and his or her Parker Stock Account, if any.

      2. "Beneficiary" shall mean the person designated by a Participant in accordance with the Plan to receive payment of the remaining balance of a Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

      3. "Change in Control" shall mean the occurrence of one of the following events:

      (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board of Directors of the Corporation the "Board") (the "Corporation Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Corporation or any corporation or entity in which the Corporation has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity (a "Subsidiary"); (B) an acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to a Participant, any acquisition by the Participant or any group of persons (within

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the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity's outstanding voting interests); or (F) the acquisition of Corporation Voting Securities from the Corporation, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

      (ii)  individuals who, at the beginning of any period of twenty-four
(24) consecutive months, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four
(24) month period, whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

      (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any Subsidiary that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Corporation Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were

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members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction") or (B) the Business Combination is effected by means of the acquisition of Corporation Voting Securities from the Corporation, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

      (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation's acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control shall then occur.

      Notwithstanding anything in this Plan to the contrary, if the Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), then for all purposes of this Plan, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Participant.

      4. "Corporation" shall mean Parker-Hannifin Corporation, an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Parker-Hannifin Corporation with any other corporation or corporations.

      5. "Deferral Account" shall mean the bookkeeping account to which is credited Fees deferred by a Director and any earnings or losses credited thereto in accordance with the Plan.

      6. "Director" shall mean any member of the Board of Directors of the Corporation who is not an officer or common-law employee of the Corporation.

      7. "Fees" shall mean the retainer and cash meeting fees earned by the Director for his or her services as such.

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      8.    "Participant" shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with the Plan or with respect to whom there has been established a Parker Stock Account under Article III.

      9. "Parker Stock Account" shall mean the bookkeeping account to which is credited notional stock with respect to certain Participants under Article III, and any earnings and losses credited thereto in accordance with the Plan.

      10. "Plan" shall mean the deferred compensation plan as set forth herein, together with all amendments hereto, which Plan shall be called the Deferred Compensation Plan for Directors of Parker-Hannifin Corporation.

      11.   "Year" shall mean a calendar year.

                                  ARTICLE II
                              ELECTION TO DEFER


      1. Eligibility. Any Director may elect to defer receipt of all or a specified part of his or her Fees for any Year in accordance with Section 2 of this Article. A Director's entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be a Director.

      2. Election to Defer. A Director who desires to defer the payment of all or a portion of his or her Fees earned in any Year must complete and deliver an Election Agreement, as prescribed by the Corporation, to the Secretary of the Corporation prior to January 1 of such Year; provided, however, that any Director newly elected to the Board of Directors of the Corporation may make an election to defer payment of Fees earned from the date of such election through December 31 of that Year if the new Director delivers an executed Election Agreement to the Secretary of the Corporation within 30 days of his or her election to the Board of Directors. A Director who timely delivers the Election Agreement to the Secretary of the Corporation shall be a Participant. A Director shall be required to execute an Election Agreement with respect to each Year for which he or she defers Fees, which Election Agreement shall be delivered to the Secretary of the Corporation prior to January 1 of such Year. The value of a Participant's Deferral Account shall be fully vested at all times.

      3. Amount Deferred; Period of Deferral. A Participant shall designate on the Election Agreement the percentage of his or her Fees that are to be deferred. That percentage of Fees shall be deferred until the date specified by the Participant in his or her Election Agreement, at which time payment of the amount deferred shall be made in accordance with Section 5 or 6 of this Article; provided, however, that except as set forth in Section 8 of this Article, no payment shall be made while a Participant is still serving as a Director. Notwithstanding the foregoing, the Corporation reserves the right to

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commence payment of the amount deferred in the calendar quarter following the date the Participant ceases to be a Director, whether by death, retirement or otherwise.

      4.    Deferral Account; Interest.

                   (a) The percentage of Fees which a Participant elects to defer shall be credited to a bookkeeping Deferral Account under the Plan as of the date the Fees otherwise would have been paid to the Participant. A Participant's Deferral Account shall be credited with gains or losses each calendar quarter based on the applicable Crediting Rate as described below.

                   (b) The Crediting Rate shall mean any notional gains or losses equal to those that would have been generated if part or all of the Deferral Account balance had been invested in one or more of the investment portfolios designated as available by the Corporation, and/or as if part or all of the Deferral Account balance were credited with interest at the prime rate, as elected by the Participant, less any separate account fees and less any applicable administrative charges determined annually by the Administrator.

                   (c) The allocation of the Deferral Account shall be determined by the Participant among one or more of the available options pursuant to rules determined by the Corporation. The gains or losses shall be credited based upon the daily unit values from the portfolio(s) selected by the Participant and/or the average prime rate as in effect for the preceding month, as applicable. Gains and losses will be compounded daily and will be credited to Participants' Deferral Accounts as of the first day of the calendar quarter following the quarter to which they relate. Notwithstanding the method of calculating the Crediting Rate, the Company shall be under no obligation to purchase any investments designated by a Participant.

      5. Payment of Deferral Account. The amount of a Participant's Deferral Account shall be paid to the Participant in a lump sum or in a number of approximately equal quarterly installments (not to exceed 20), as designated by the Participant on the Election Agreement. The amount of the Deferral Account remaining unpaid shall continue to bear interest, as provided in Section 4 of this Article. The lump sum payment or the first quarterly installment, as the case may be, shall be made as of the first day of the calendar quarter following the end of the period of deferral as specified in
Section 3 of this Article. The election as to the time for and method of payment of the amount of the Deferral Account relating to Fees deferred for a particular Year shall be made on the Election Agreement(s) and may not thereafter be altered.

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      6.    Death of Participant.  In the event of the death of a Participant, the amount of the Participant's Deferral Account shall be paid to the Beneficiary or Beneficiaries designated in a writing in such form as shall be prescribed by the Corporation for such purpose, in accordance with the Participant's Election Agreement and Section 5 of this Article. A Participant's Beneficiary designation may be changed at any time prior to his or her death by execution and delivery of a new Beneficiary designation form.
 The form on file with the Corporation at the time of the Participant's death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Deferral Account shall be paid to the Participant's estate in a lump sum within ninety days after the appointment of an executor or administrator. In the event of the death of a Beneficiary or all of the Beneficiaries after the death of a Participant, but before all amounts credited to the Participant's Deferral Account have been paid to such Beneficiary or Beneficiaries according to the Participant's designation, the remaining applicable amount of the Deferral Account shall be paid in a lump sum to the estate of the deceased Beneficiary or estates of the deceased Beneficiaries within ninety days after the appointment of an executor or administrator.

      7. Small Payments. Notwithstanding the foregoing, if the quarterly installment payments elected by a Participant would result in a quarterly payment of less than $1,000, the entire amount of the Account shall be paid in a lump sum in accordance with Section 5 of this Article.

      8. Acceleration. Notwithstanding the foregoing: (i) within 15 days following a Change in Control, the value of a Participant's Deferral Account as of the date of the Change in Control shall be paid to the Participant in a lump sum; and (ii) the Board of Directors of the Corporation may, in its sole discretion, accelerate payment of the amount of the Deferral Account of a Participant in the event of financial hardship of the Participant due to causes not within the control of the Participant.

      9. Noncompetition. During the time any Participant is a Director of the Corporation, he or she shall not, directly or indirectly, as officer, director, shareholder (other than an interest of less than 1% of the stock of any publicly held company), partner, employee or in any other capacity, engage in competition with the Corporation in the manufacture, sale or distribution of products or parts thereof. In the event of a breach of this provision, a Participant shall forfeit all right and interest in the amounts credited to his or her Deferral Account, and shall not be entitled to any distribution of any deferred Fees.

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                                 ARTICLE III
                             PARKER STOCK ACCOUNTS

      1. Establishment of Parker Stock Account. There may be credits under the Plan to a bookkeeping Parker Stock Account of amounts other than Fees to which a Director may become entitled from the Corporation at the election of the Board of Directors of the Corporation. Such amounts shall be credited to the Parker Stock Account on the date of entitlement in the form of a number of bookkeeping shares (calculated to the second decimal point) calculated at the "Stock Value" as determined as follows. The "Stock Value" on a particular date shall mean the closing sale price of a share of common stock of the Corporation on the New York Stock Exchange ("NYSE") on such date as reported in the principal consolidated transaction reporting system with respect to securities listed as admitted to trading on the NYSE. A Participant's Parker Stock Account shall be fully vested at all times.

      2. Earnings on Parker Stock Account. A Participant's Parker Stock Account shall be credited with gains or losses based on the "Stock Rate," determined as follows. The "Stock Rate" shall mean any notional gains or losses equal to those generated as if the Parker Stock Account balance had been invested in the common stock of the Corporation, including reinvestment of dividends on the dividend payment date at the Stock Value.

      3. Payment of Parker Stock Account. A Participant shall be entitled to receive payment of his or her Parker Stock Account in 20 quarterly installments beginning as of the first day of the calendar quarter following the time the Participant ceases to be a Director. The amount of each quarterly payment shall be determined by dividing the value of the Parker Stock Account as of the date as of which payment is to be made by the number of remaining installments to be made. The balance in the Parker Stock Account shall continue to be credited with gains and losses at the Stock Rate described in Section 2 above. In lieu of quarterly payments, the Participant may elect to receive a single lump sum payment of the value of his or her Parker Stock Account as of the date he or she ceases to be a Director; provided, that if the election to receive a lump sum payment is received less than 13 months prior to the cessation of services, the value of the Parker Stock Account shall be reduced by 10%.

      4. Death of a Participant. In the event of the death of a Participant before his or her entire Parker Stock Account has been paid to him or her, his or her designated Beneficiary, determined in accordance with the rules set forth in paragraph 6 of Article 2, shall be entitled to receive a lump sum payment equal to the value of the Parker Stock Account as of the date of death.

      5. Acceleration. Notwithstanding the foregoing: (i) within 15 business days following a Change in Control, the value of a Participant's Parker Stock Account as of the date of the Change in Control shall be paid to the Participant in a lump sum; and (ii) the

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Board may, in its sole discretion, accelerate payment of the amount of the
Parker Stock Account of a Participant in the event of financial hardship of the Participant due to causes not within the control of the Participant.


      6. Noncompetition. During the time any Participant is a Director of the Corporation, he or she shall not, directly or indirectly, as officer, director, shareholder (other than an interest of less than 1% of the stock of any publicly held company), partner, employee or in any other capacity, engage in competition with the Corporation in the manufacture, sale or distribution of products or parts of a type manufactured, sold or distributed by the Corporation. In the event of a breach of this provision, a Participant shall forfeit all right and interest in the amounts credited to his or her Parker Stock Account.


                                 ARTICLE IV
                               ADMINISTRATION


The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Corporation shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount in the Account and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties. The Corporation shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity upon a Participant's request for a full and fair review by the Corporation of any such denial.


                                  ARTICLE V
                         AMENDMENT AND TERMINATION


The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors; provided, however, that no such action shall adversely affect any Participant who has an Account or any Beneficiary.

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                                  ARTICLE VI
                          PRIOR PLANS OR AGREEMENTS


The Plan supersedes all prior deferred compensation plans for Directors and all prior deferred compensation arrangements with any individual Director, except as to the obligation to make payment of the amount of the accounts of participants in the prior plans or under the prior arrangements in accordance with their respective terms. Fees earned after termination of the prior plan or arrangement will not be eligible for deferral under such plan or arrangement and deferral elections under the prior plan or arrangement will be of no force or effect with respect to Fees earned after termination.


                                  ARTICLE VII
                                 MISCELLANEOUS


1. Nonalienation of Deferred Compensation. No Participant or Beneficiary shall encumber or dispose of the right to receive any payments hereunder.

2. Interest of Directors. The obligation of the Corporation under the Plan to make payment of amounts reflected on an Account merely constitutes the unsecured promise of the Corporation to make payments from its general assets as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Corporation.

3. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

4. Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

5. Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

6. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

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